Exhibit 11 under Form N-1A
                                    Exhibit 23 under Item 601/Reg. S-K


INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders of FEDERATED INSURANCE SERIES:

We consent to the incorporation by reference in Post-Effective Amendment No. 18 to Registration Statement (No. 33-69268) of Federated Insurance Series of our report dated February 6, 1998, appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectuses.

The Federated Insurance Series consists of the following eight portfolios:

            Federated High Income Bond Fund II
            Federated Prime Money Fund II
            Federated Fund for U.S. Government Securities II
            Federated Growth Strategies Fund II
            Federated American Leaders Fund II
            Federated Utility Fund II
            Federated International Equity Fund II
            Federated Equity Income Fund II



By: DELOITTE & TOUCHE LLP
    DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
April 22, 1998